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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT dated as of October 25, 1999 by and between Spanish Broadcasting System, Inc., a Delaware corporation, having a place of business at 3191 Coral Way, Miami, Florida (the "Company") and Joseph
A. Garcia (the "Executive").


                  WHEREAS, the Executive has been employed by the Company for a number of years as its Chief Financial Officer, Executive Vice President and Secretary; and

                  WHEREAS, the Company desires to assure the continued services of the Executive and the Executive is willing to continue to serve in the employ of the Company for the period set forth herein upon the terms and conditions hereinafter provided;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Executive agree as follows:

                  1. Term. Except as otherwise provided in Section 4 hereof, the Company agrees to employ the Executive, and the Executive agrees to serve, for a period of three years commencing on the date the registration statement relating to the Company's anticipated initial public offering is declared effective (the "Effective Date") and ending on the third anniversary of the Effective Date, provided that, unless either party otherwise elects by notice in writing to the other at least 90 days prior to the third anniversary of the Effective Date or any succeeding anniversary of the Effective Date, the employment term shall be automatically renewed for successive one-year terms unless sooner terminated pursuant to the terms of this Agreement (the "Employment Term").
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                  2. Positions and Duties; Place of Performance.

                           (a) Positions and Duties. The Executive shall be
employed as Chief Financial Officer, Executive Vice President and Secretary of the Company and shall have the duties, responsibilities and authority as may from time to time be assigned to him by the Company's Chief Executive Officer (the "CEO") that are consistent with and normally associated with such positions, and shall continue to have responsibility for those segments of the Company's business for which he is currently responsible. The Executive shall devote substantially all of his business time, effort and energies exclusively to the business of the Company, and shall not serve as an active principal or a director or officer of any other company or entity without the prior written consent of the CEO, except that the Executive may serve as a director or officer of any trade association, civic, religious, business, educational or charitable organization without such consent.

                           (b) Place of Performance. The Executive shall be
based in Miami, Florida, except for required travel on the Company's business.

                  3. Compensation and Benefits.

                           (a) Base Salary. During the Employment Term, the
Company shall pay the Executive a base salary at the annual rate of $300,000 per year (the "Base Salary"), payable in accordance with the Company's normal payroll practices for executive compensation, but not less frequently than monthly. The Executive shall be entitled to such increases (but not decreases) in his Base Salary as may be determined from time to time by the Company's Board of Directors (the "Board") or pursuant to its delegation, provided that the Executive's Base Salary will be reviewed not less often than annually. If the Base Salary is increased, the new salary shall thereafter constitute the "Base Salary" for purposes of this Agreement.

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                           (b) Bonuses. In addition to the Base Salary, the
Executive shall be entitled to receive a cash bonus each year in accordance with Schedule A.

                           (c) Other Benefit Plans and Fringe Benefits. The
Executive shall be eligible (i) to participate in any and all retirement, group health and insurance plans and in all other employee benefit plans in which he currently participates and/or in any such plans established or maintained by the Company during the Employment Term that are made available to its management executives generally, (ii) to receive all fringe benefits, for which his status and level of employment qualify him in accordance with the Company's usual policies and arrangements and the terms of such plans, policies and arrangements and (iii) to receive such other benefits as are specified on Schedule A.

                           (d) Options. The Company shall grant the Executive an
option to purchase 250,000 shares of common stock of the Company upon the Effective Date (the "Option") at an exercise price equal to the public offering price of the Company's initial public offering. The Options shall be incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) to the maximum extent possible, (subject to qualification of such options or any portion thereof as incentive stock options, and shall be nonqualified stock options to the extent they do not so qualify). The Option for 50,000 shares shall vest effective on the closing of the Company's initial public offering; the remaining shares shall vest over the five years following the Effective Date (with 40,000 to vest each year on the first, second, third, fourth and fifth anniversary of the Effective Date), provided that the Executive is employed on each such date. Notwithstanding the foregoing, the Executive shall be eligible to participate in any stock option or other equity-based program established by the Company during the Employment Term.

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                           (e) Expenses. The Company shall reimburse the
Executive for any and all out-of-pocket expenses incurred by the Executive during the Employment Term in connection with his duties and responsibilities hereunder in accordance with the Company's usual policy of reimbursing senior executives.

                  4. Termination.

                           (a) Compensation and Benefits. Except as otherwise
provided in this section or in Section 6 hereof, upon termination of the Executive's employment hereunder, his right to any form of compensation hereunder shall cease, except that he shall be entitled to receive any salary or other benefits accrued but not paid up to his Date of Termination (as hereinafter defined in Section 4(f)) or for any period required by law and any out-of-pocket expenses reasonably incurred by the Executive prior to such date.

                           (b) Death and Disability. The Executive's employment
hereunder shall terminate upon his death, and may be terminated by the Company due to Disability. For purposes of this Agreement, "Disability" shall mean the determination by the Board that the Executive is physically or mentally incapacitated and has been unable for a period of six consecutive months, or for shorter periods aggregating six months in any period of twelve (12) consecutive months, to perform the duties for which he was responsible immediately before the onset of his incapacity. In order to assist the Board in making such a determination, the Executive shall, as reasonably requested by the Board, make himself available for medical examinations by a physician chosen by the Board and approved by the Executive. The determination of the physician chosen in accordance with the preceding sentence shall be final and binding on the Company and the Executive.

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                           (c) Termination By the Company For Cause. The
Executive's employment hereunder may be terminated by the Company for Cause at any time. For purposes of this Agreement, the term "Cause" shall mean the Executive's (i) commission of an illegal act or acts that was intended to and did defraud the Company or any of its affiliates, (ii) gross negligence or willful misconduct in the management of the Company's affairs which materially harms the Company and which is not remedied within 30 days of receiving notice of same, or (iii) breach of the provisions of Section 5(a) or (b) hereof. In any case described in this section, the Executive shall be given written notice, in accordance with Section 4(f), that the Company intends to terminate his employment for Cause. Such written notice shall specify the particular act or acts, or failure to act, that is or are the basis for the decision to so terminate the Executive's employment for Cause, and shall give the Executive the right to cure any breach so specified for a period of thirty (30) days.

                           (d) Termination By the Executive For Good Reason. The
Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean and shall be deemed to exist if, without the prior written consent of the Executive, (i) the Executive is assigned duties or responsibilities that are inconsistent in any material respect with the scope of the duties or responsibilities associated with his titles or positions, as set forth in this Agreement (or to which he is promoted), (ii) the Executive's duties or responsibilities are significantly reduced, (iii) benefits to which the Executive is entitled under the employee benefit plans of the Company are in the aggregate materially decreased, unless such decrease is required by law or is applicable to all employees of the Company eligible to participate in any plan so affected, not just those covered by employment agreements with the Company, (iv) the Executive's Base Salary is reduced or his annual bonus is reduced or eliminated, (v) the Company fails to perform any

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material term or provision of this Agreement, (vi) the Executive's office location is relocated to one that is more than fifty (50) miles from the location at which the Executive was based immediately prior to the relocation, or (vii) the Company fails to obtain the full assumption of this Agreement by a successor.

                           (e) Compensation Upon Termination Without Cause or
for Death or Disability.

                                    (i) If the Company terminates the
Executive's employment hereunder other than for Cause or other than in accordance with Section 4(b), or the Executive terminates his employment for Good Reason, notwithstanding any other provision of this Agreement to the contrary:

                           (A) In addition to the amounts paid to the Executive
pursuant to Section 4(a), in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay the Executive an amount equal to two times the Executive's annual Base Salary rate in effect as of the Date of Termination, plus two times the bonus paid him with respect to the year preceding such Date of Termination. Except as provided in Section 6(a)(i), this amount shall be paid in [substantially equal monthly payments during the two years following the Executive's Date of Termination, provided, however, that the Company may determine, in its sole discretion, to pay such amount (or any portion remaining during such period if periodic payments have commenced) in a single lump sum in cash.

                           (B) The Company shall continue to provide the
Executive (and his eligible dependents, if any) with group health and life insurance benefits and long-term disability insurance coverage (or the economic equivalent thereof) at the level (including, if applicable, the portion of

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the premium paid by the Company for such coverage) in effect on the Date of
Termination for the one-year period following such date, provided that such coverage shall cease to be provided if the Executive is employed by another employer within such one-year period, and further provided that, the date of the expiration of the extended period of coverage provided under this clause (i)(B) shall be treated as the date of the termination of the Executive's employment solely for the purpose of determining the rights of the Executive (and his eligible dependents, if any) to the continuation coverage provided under Section 4980B of the Code.

                           (C) All nonvested Options previously granted to
Executive shall immediately vest and remain exercisable until the earlier of (i) two years from the Executive's Date of Termination and (ii) the remaining term of the Option.

                           (D) If the Executive's employment hereunder is
terminated as a result of Death or Disability, he shall be paid a single lump sum in cash within thirty (30) days of his Date of Termination in an amount equal to fifty percent (50%) of his Base Salary.

                           (f) Notice of Termination; Date of Termination. Any
termination of the Executive's employment, other than by reason of his death, shall be communicated by the terminating party by a written notice of termination (the "Notice of Termination"). The Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specify the date on which the Executive's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually received, or in the case of a termination for Disability, the sixtieth (60th) day

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after such notice is received). In the case of a termination by the Company for
Cause, the Notice of Termination shall be given within one hundred and eighty
(180) business days after the Company's CEO has actual knowledge of the events justifying the purported termination, and in the case of a termination by the Executive for Good Reason, the notice shall be given within one hundred and eighty (180) days of the Executive's having actual knowledge of the events justifying such termination. For purposes of this Agreement, "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, and (ii) in all other cases, the later of the date of actual receipt of the Notice of Termination, or the date specified in such notice.

                           (g) No Mitigation; No Offset. In the event of any
termination of the Executive's employment under this Section 4, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration that the Executive may obtain from any subsequent employment. Any amounts due under this Section 4 are in the nature of liquidated damages, and not in the nature of a penalty.

                  5. Covenants.

                           (a) Competitive Activity. During the Employment Term,
and for a period of twelve (12) months after the Executive's Date of Termination, the Executive agrees that, without the prior written consent of the Board, he shall not render services in any capacity for a radio station competitive with the Company's radio business, nor shall he be directly or indirectly involved in any radio business or radio network competitive with the Company's radio business.

                           (b) Solicitation or Interference. During the
Employment Term and for a period of twelve (12) months after the Executive's Date of Termination, the Executive shall not,

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either for himself or on behalf of any third party: (i) in any manner induce any employee, agent, representative, customer, former customer, or any other person or concern, dealing with or in some other way associated with the Company, to terminate such dealings or association; or (ii) do anything, directly or indirectly, to interfere with the relationship between the Company and any such person or concern.

                           (c) Non-Disclosure of Proprietary Information. The
Executive agrees that he will not disclose the trade secrets or confidential and proprietary information of the Company during the Employment Term or thereafter. The parties understand and agree that nothing contained herein shall prevent the Executive from disclosing: (1) information required to be disclosed pursuant to compulsory legal process, provided that he shall give the Company prompt notice of such process prior to disclosure; (2) information which was in his lawful possession at the time of or prior to its submission to him by the Company; or
(3) information which is in the public domain.

                           (d) Remedy for Breach. If any provision of this
Section 4 is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable. The Executive acknowledges and agrees that the provisions of this section are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, money damages from the Executive for a breach of this section would be difficult, if not impossible, to calculate and the most appropriate relief in the event of the Executive's breach would be injunctive relief. Nothing contained herein shall be deemed to prohibit the Company, for any such breach, from instituting or prosecuting any other proceeding in any court of competent jurisdiction, in either law or equity, to obtain damages for any breach of this Agreement. All

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remedies given to the Company by this Agreement shall be construed as cumulative remedies and shall not be alternative or exclusive remedies.

                  6. Change in Control Provisions.

                           (a) Impact of Event. In the event of a "Change in
Control" of the Company, as defined in Section 6(b), the following provisions shall apply in addition to the other provisions of this Agreement:

                                    (i) If, on or before the second anniversary
of the Change in Control, the Executive's employment hereunder is terminated by the Company for any reason other than for Cause or by the Executive for Good Reason, (A) Section 5(a) shall not be applicable to the Executive from and after his Date of Termination, (B) the Executive shall be entitled to receive the amount determined under Section 4(e)(i)(A) in a single lump sum in cash within thirty (30) days of the Executive's Date of Termination, and such amount shall not be discounted in any way to reflect its present value, (C) any and all Options the Executive then holds which are not exercisable shall vest and be exercisable immediately, and (D) notwithstanding Section 4(e)(B) hereof, at the Company's expense, the Executive shall continue to be a participant in any group health plan (which may be provided by payment of COBRA continuation coverage premiums) maintained by the Company (or the economic equivalent in cash) at the level in effect on the Executive's Date of Termination for a period of eighteen
(18) months following his Date of Termination.

                                     (ii) All expenses (including, without
limitation, legal fees and expenses) incurred by the Executive in connection with, or in prosecuting or defending, any claim or controversy arising out of or relating to this Agreement shall be paid by the Company, unless the Executive fails to prevail at least in part in any such claim or controversy and the Company receives

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a written opinion of independent legal counsel, selected by the Board, to the effect that such expenses were not incurred by the Executive in good faith. Pending any such determination, such expenses shall be paid by the Company in advance on a monthly basis, upon an undertaking by the Executive to repay such advanced amounts if the Executive fails to prevail in any such claim or controversy and it should thus be determined that the expenses were not incurred by the Executive in good faith.

                           (b) Definition of Change in Control. A Change in
Control shall mean the happening of any of the following:

                                     (i) any "person," as such term is used in
Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company or any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities;

                                     (ii) during any period of two consecutive
years beginning on or after the Effective Date hereof, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved

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(unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

                                     (iii) the shareholders of the Company
approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above in clause (i)) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

                                     (iv) the shareholders of the Company
approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect, or the Company, directly or indirectly, begins proceedings to effect a complete liquidation.

                  7. Miscellaneous.

                           (a) Governing Law. This Agreement shall be governed
by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

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                           (b) Notice. Any notice, consent, request or other
communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                                    To the Executive:

                                    Joseph A. Garcia
                                    7460 SW 121 Ct.
                                    Miami, Florida 33183
                                    (305) 274-0624

                                    To the Company:


                                    Spanish Broadcasting System, Inc.
                                    3191 Coral Way
                                    Suite 805
                                    Miami, Florida  33145


                                    with a copy to:
                                    Jason L. Shrinsky, Esq.
                                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    425 Park Avenue
                                    New York, New York 10022

                           (c) Entire Agreement; Amendment. This Agreement shall
supersede any and all existing agreements between the Executive and the Company or any of its affiliates relating to the terms of the Executive's employment during the Employment Term. It may not be amended except by a written agreement signed by both parties.

                           (d) Waiver. The failure of a party to insist upon
strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

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                           (e) Assignment. Except as otherwise provided in this
Section 9(e), this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by the Executive, and shall be assignable by the Company only to any corporation or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation or entity or any corporation or entity to or with which the Company's business or substantially all of its business or assets may be sold, exchanged or transferred, and it must be so assigned by the Company to, and accepted as binding upon it by, such other corporation or entity in connection with any such reorganization, merger, consolidation, sale, exchange or transfer (the provisions of this sentence also being applicable to any successive such transaction).

                           (f) Headings. Section headings are used herein for
convenience of reference only and shall not affect the meaning of any provision of this Agreement.

                           (g) Rules of Construction. Whenever the context so
requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa.

                           (h) Arbitration. Any dispute or controversy arising
out of, or relating to this Agreement, shall be resolved by arbitration at the American Arbitration Association ("AAA") at its New York City office before a panel of three arbitrators under the then existing rules and regulations of the AAA. The determination of the arbitrators shall be final and binding on the parties hereto and judgment on it may be entered in any court of competent jurisdiction. In the event the Executive prevails in such proceedings, as determined by the arbitration panel, the Company shall reimburse the Executive for all expenses (including, without limitation, reasonable legal fees and

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expenses) he incurred in connection with any such proceeding. All such amounts shall be paid promptly but in any event within ten (10) business days after the Executive provides the Company with a statement of the amounts to be reimbursed. In all other cases, each party shall be responsible for their own expenses incurred in connection with such proceedings.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            SPANISH BROADCASTING SYSTEM, INC.

                                            By: /s/Raul Alarcon, Jr.
                                               --------------------------------


                                            JOSEPH A. GARCIA

                                            /s/Joseph A. Garcia
                                            -----------------------------------


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                                                                      SCHEDULE A

Bonus: $200,000. Based on the Company meeting projected Consolidated Broadcast Cash Flow for the next fiscal year. For the purpose of this bonus, projected broadcast cash flow is the consolidated amount approved by the CEO to compensate for performance all those executives with compensation plans that include bonuses based on meeting broadcast cash flow targets.

Health Insurance:          Health and dental insurance for the executive and
                           family under the current Company's plan.

Allowance:                 $5,040 payable in monthly installments.

Car: Lease for a 300E Mercedes Benz, renewable every four years.

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